DIGITAL YEARBOOK INC.

                Keep Your Memories Alive!

RESIGNATION LETTER

August 20, 2008

TO: DIGITAL YEARBOOK INC.
THE CORPORATION

I, Ruth Navon, hereby resign as a director and officer (Secretary/Treasurer) of Digital Yearbook Inc., (the corporation) with effect immediately (August 20, 2008) on delivery of this resignation to the registered office of the Corporation.

I hereby revoke any consent to act as a director of Digital Yearbook Inc.

Ruth Navon - Director, Secretary/Treasurer

/s/ Ruth Navon